Exhibit 10.25

Notarial Certificate

Republic of China
Shaanxi Xi’an Hantang Notary Office

Contract No.: Xi’an City Commercial Bank Zhonglou Branch 2009, No:011

Loan Agreement

Name: Yangling Dongke Madisen Pharmaceutical Co.Ltd.
Bank: Xi’an City Commercial Bank Zhonglou Branch
Date: Jul.17.2009

Xi’an city commercial bank

Borrowing Contract

Borrower (full name): Yangling Dongke Madisen Pharmaceutical Co., Ltd.
Lender (full name): xi’an City Commercial Bank Zhonglou Branch
Guarantor: Yangling Dongke Madisen Pharmaceutical Co., Ltd.
This contract is entered by and between the two parties above via negotiation pursuant to relevant laws and regulations of PRC.

Article 1: Type of loan: Short term floating capital loan
Article 2: Purpose of loan: Purchase of raw material
Article 3: Currency and sum of loan: RMB Nineteen Million YUAN

Article 4: Loan period: From 07.23.2009 to 07.22.2011

Article 5: loan rate: 4.95‰ per month,changed with the state rate.

Article 6: the source of repayment

1. The source:

  ① the business income and profit

  ②
  ③ all the capital

  ④ other property

2 repayment method：the borrower should repay the principal with interest in time, if not, lender has the right to deduce the money in its account.

Article 7: Guarantee Items

1. The guarantor is agreed to guarantee for the borrower, and sign the guarantee contract with the lender. If the lender fails to repay the money on time, the guarantor shall take the joint liability.

2. The borrower uses the land located in No8. Yangling Demonstration Zone as mortgage (detailed in pledge list), the mortgage is qualified. And the mortgagor signed the mortgage contract with the lender, if the borrower fails to repay the loan on time, the lender has the right to disposal the property and get the payment.

Article 8: the legal representative of the borrower takes joint liability for the principle and interest.

Article 9: during the effectiveness of the contract, the lender has the right to supervise the usage of the loan, and borrower shall provide the required information.

Article 10: the Amendment and Termination of the Contract

1.	Any party shall not terminate or amend the contract except the events allowed by the General Loan Rule.
2.	If the party needs to amend the contract, a written notice to the other part is needed in advance.
3.	Even if this contract is terminated, the borrower should also repay the principal with interest.
4.	Any change in the address, name, or legal representatives of the borrower and guarantor shall inform the other in writing.

Article 11: liability for breach the contract

1. If the borrower fails to provide the complete receipt, it shall pay penalty to the lender according to the delayed days and loan rate.

2. If the lender fails to release the loan in full amount on schedule according to this contract to the borrower, which incurs loss to the borrower, the lender shall pay penalty for breach of contract to the borrower based on the amount of breach and days delayed. The penalty for breach of contract is calculated in the same way as the calculation of interest in the case of delayed repayment.

3. If the borrower fails to use the loan according to the purpose specified in this contract, the lender will collect a fine for breach of contract starting from the date of breach according to the interest rate of loan. If the borrower uses the loan in the following events, the lender has the right to terminate the contract and recall the entire principal with interest. ① deceive the loan ② remove the source of repayment to evade the supervision of the lender. ③ lost the capacity to repay the money due to disputes with others. ④ Borrower fails to repay the principal with interest on time.⑤ withdraw, transfer the registered capitals.⑥ other events which may affect the loan. This contract can be considered as a notice which used for deducing the repayment in other bank.

4.  If the borrower makes any significant change in its property, it shall inform the lender in advance. After the change of the property, the lender has the right to take party in the activities of evaluating the assets etc.. If not, it deemed as the borrower breach the contract; the lender can withdraw the loan ahead of the time.
5.	The borrower shall repay the interest according to the agreed amount. The unpaid interest is charges compound interest.
6.	If the borrower needs to delay the repayment, it shall inform the lender in advance. Without the consent the lender, the penalty will be charged.
7.	if the lender fails to repay the principal with interest on time, it shall pay all the expenses of the lender duo to this.
8.	if the borrower make early repayment, the lender has the right to collect the interest according to the agreed date.

Article 12: Other Items

Article 13: the uncovered solutions shall be settled down according to the rules, provisions of the states financial law.

Article 14: Settlement of Disputes
1 In the case disputes occur during implementation of this contract, the borrower and the lender can either settle them via negotiation or submit to local court.
2. If the borrower and guarantor fail to repay the loan on time, they are will to accept the execution of the local court.

Article 15: the plan, application certificate of drawdown, and other related agreements are all the integral part of this contract.

Article 16: This agreement shall take effect where the three parties or their authorized representatives set their hands (or seals) hereunto.

Article 17: This contract has five copies, one for each, two for the lender, and the rest one given to the notary office.

Borrower (seal): Dongke Zhao	Legal Representative:
Address: No.8 Xinqiao Road, Yangling Demonstration Zone

Lender (seal):	Legal Representative:
Address:176,Dongmutou City

Guarantor (seal): Dongke Zhao	Legal Representative:
Address: No.8 Xinqiao Road, Yangling Demonstration Zone

 17.07.2009

Contract No.: Xi’an City Commercial Bank Zhonglou Branch 2009, No: 011

Mortgage Agreement

Name: Yangling Dongke Madisen Pharmaceutical Co.Ltd.
Bank: Xi’an City Commercial Bank Zhonglou Branch
Date: Jul.17.2009

Xi’an City Commercial Bank

Mortgage Agreement

Mortgagor (full name) :Yangling Dongke Maidisen Pharmaceutical Co.Ltd.
Mortgagee (full name): Xi’an City Commercial Bank Zhonglou Branch

In order to guarantee actual performance of loan contract, and according to corresponding provisions of State laws and regulations, all parties concerned hereof sign this Agreement on the basis of consensus through consultation.
Article 1 the mortgage of the guarantor is to guarantee performance of the loan contract. The loan released to Yangling Dongke Maidisen Pharmaceutical Co.Ltd, the amount is 19 million yuan, and the term is 2 years.

Article 2 Range of mortgage guarantees

Range of mortgage guarantees includes debt principal, interest, default interest, compound interest, liquidated damages, and damage awards under Main Contract, and all expenses for creditors to realize creditor’s rights, as legal cost, retaining fee, disposal charges of collaterals, transfer fee.

Article 3 Mortgagor agrees to offer the following properties as collaterals, and the above-mentioned mortgage list is component of this Agreement.

Article 4 Mortgagor’s Commitments

1. The mortgagor reserves sufficient and undisputable right of ownership and disposition of the collateral.
2. The collateral can be circulated or transferred according to law.
3. The collateral is not sealed up, detained or re-mortgaged.
4. The mortgagor does not conceal any tax or engineering payment arrears under the collateral, and the collateral is not for rent.
5. The mortgagor has obtained approval from co-owner of the collateral for the mortgage under this Agreement.
6. No other circumstances of the collateral may affect the mortgagor's realization of the mortgage right.

Article 5: Effect of mortgage right

Effect of mortgage right involves auxiliary object, secondary right, right of subrogation, attachment, mixture, processed object and yield, etc.

Article 6: Preservation of collateral

.Article 5 The collateral under this Agreement is preserved by the mortgagor, who is responsible for properly managing the collateral. The mortgagee has the right to supervise or inspect the management of the collateral.

Article 6: During effective period of this Agreement, the mortgagor shall not bestow, transfer, sell, rent or re-mortgage the collateral or treat it by other means without written consent from the mortgagee. If the collateral is transferred, rented or sold with written consent from the mortgagee, the money obtained shall be used to liquidate the debt guaranteed under the main contract or saved to a third party decided by the mortgagor and mortgagee via negotiation.

Article 7: During the effective period of this Agreement, if the collateral is destroyed, lost or expropriated, the mortgagor shall take prompt measures to prevent expansion of loss and inform the mortgagee in writing immediately. The insurance premium, compensation and claim obtained by the mortgagor shall be used to pay off the debt under the main contract in priority.

Article 8:During the effective period of this Agreement, in the case of decrease of collateral’s value, the mortgagee has the right to require the mortgagor to restore the collateral’s value or provide a recognized guarantee. If the mortgagor refuses to do so, the mortgagee has the right to announce advanced due of the debt under the main contract and require the debtor to fulfill the debt or exercise the mortgage in advance.

Article 9: Insurance of the collateral
 1. The mortgagor shall handle relevant insurance according to mortgagee’s requirement, with the mortgagee as the first beneficiary.

2. The mortgagor shall hand over the original of the insurance policy to the mortgagee for preservation.

3. During effective period of this Agreement, the mortgagor shall not halt or cancel the insurance for any reason. In the case of insurance halt, the mortgagee has the right to handle insurance procedures on behalf of the mortgagor while all charges shall be born by the mortgagor. The mortgagee has the right to directly deduct charges above from any account of the mortgagor.

4. In case an insurance event occurs concerning the collateral, the insurance premium shall be used to cover the debt and relevant charges under the main contract in priority.

Article 10: Mortgage registration

The mortgagor shall handle mortgage registration procedures with relevant authorities within 5 days after signing of this Agreement, and hand over the original of ownership certificate of the collateral, mortgage registration documents and other right certificates to the mortgagee for preservation.

Article 11: Realization of mortgage right

1. If any of the debt fulfillment periods under the main contract expires but the mortgagee is not paid off, the mortgagee has the legal right to convert the collateral into money or auction or sell off the collateral for liquidation in priority. “Expiration” here includes the situation that the mortgagee announces the debt under the main contract is due in advance according to provision of state laws and regulations or stipulations of the main contract.

2. If there are more than two mortgagors, the mortgagee has the right to dispose of the collateral of any or all of the mortgagors while exercising its mortgage right.

Article 12: Responsibility for breach of contract

1. Once this Agreement takes effect, both the mortgagor and mortgagee shall fulfill the responsibilities under this Agreement. If any party fails to fulfill its responsibilities, it shall bear corresponding responsibility for breach of contract and compensate the other party for loss incurred.

2. If the mortgagee has one of the following behaviors which causes loss to the mortgagee, the mortgagor shall compensate the loss in full:
 (1) Conceal such situation of the collateral as co-ownership, dispute, seal-up, supervision, seizure, re-mortgage, rent, tax and engineering payment arrears, etc.

(2) Dispose the collateral without written consent from the mortgagee.

(3) Other behaviors that breach this Agreement or affect the realization of mortgage right of the mortgagee.

Article 13: Bearing of charges

Charges of collateral under this Agreement for registration, evaluation, insurance, appraisal, notarization and saving shall be born by the mortgagor.

Article 14: Settlement of disputes

In the case of disputes occurring during implementation of this Agreement, the borrower and the lender can either settle them via negotiation or according to First method below:

1. Litigation, which is under the jurisdiction of people’s court where lender's domicile is located.

2. Arbitration. Submit the case to _______________________________ (full name of the arbitration body according to its arbitration rules.

During the process of litigation or arbitration, articles of this Agreement which are not involved in arbitration will still be executed.

Article 14 Other issues

Without the consent of the mortgagee, the mortgagor shall not remortgage.

Article 15: Effecting of the Agreement

This Agreement takes effect upon signing and stamping by all parties involved. If mortgage registration needs to be handled abiding by law, the Agreement takes effect starting from the date of registration.

Article 16: Number of Agreement copies
 This Agreement is made out in six copies. Each party involved holds one original respectively, which has the same legal effect; and one for notarization.

The address of mortgagee:	No.8 Xinqiao Road, Yangling Demonstration Zone
Bank:	the Industry Bank Xianyang Branch Yangling Subbranch
Account Number:	2604021509200040337
Telephone:	82252766
Telephone:	87250697
Fax:	Fax:
Zipcode:	712100
Zipcode:	710001
Attachment: mortgage list
Mortgagee (seal)	Mortgagor (seal)
Legal representatives: Dongke Zhao	Legal representatives: Lizhong Xue
07.17.2009	07.17.2009

THE LIST OF MORTGAGE

Name	quantity	quality	certificate	address	certificate	Price(10 thousand)	other
The land	19281.3 m2			No.8 Xinqiao Road, Yangling Demonstration Zone	No012(2005) Yangling	1259.07	67.9 thousand
Buildings	5816.38 m2			No.8 Xinqiao Road, Yangling Demonstration Zone	No.20050629 20050630 20050631	2265.91	12.21 thousand